UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  January 8, 2015

WORTHINGTON ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52590	20-1399613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

145 Corte Madera Town Center #138

Corte Madera, CA 94925

(Address of principal executive offices)

Registrant’s telephone number, including area code: (775) 450-1515

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 8, 2015, Worthington Energy, Inc. (the “Company”) closed a Securities Purchase Agreement (“SPA I”) with LG Capital Funding LLC (“Capital Funding”) providing for the purchase of a Convertible Redeemable Note in the principal amount of $26,875 (“Note I”). Note I contains an $5,375 original issue discount to cover legal and due diligence fees such that the cash proceeds received on the closing of Note I is $21,500. Note I bears interest at the rate of 8% per annum; is due and payable on January 8, 2016; and may be converted by Capital Funding at any time after 180 days of the date of closing into shares of Company common stock at a conversion price equal to a 45% discount of the lowest closing bid price of the Common Stock as reported on the National Quotation Bureau OTCQB exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future, for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company(as set forth in Note I) calculated at the time of conversion. Note I also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under Note I in the event of such defaults.

On January 13, 2015, the Company also closed a Securities Purchase Agreement (“SPA II”) with Adar Bays, LLC (“Adar Bays) providing for the purchase of a Convertible Redeemable Note in the principal amount of $20,625 (“Note II”). Note II contains as $4,125 original issue discount to cover legal and due diligence fees such that the cash proceeds received on the closing of Note II is $16,500. The Notes II bear interest at the rate of 8% per annum; are due and payable on January 13, 2016; and may be converted by Adar Bays at any time after 180 days of the date of closing into shares of Company common stock at a conversion price equal to a 45% discount of the lowest closing bid price as reported on the National Quotation Bureau OYCQB exchange which the Company’s shares are traded or any exchange upon which the Common Shares may be traded in the future, for the twenty prior trading days including the day upon which a Notice of Conversion is received by the Company (as set forth in Note II) calculated at the time of conversion. Note II also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under Note II in the event of such defaults.

The foregoing description of SPA I, Note I, SPA II and Notes II are not intended to be complete and is qualified in its entirety by the complete text of the documents attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The descriptions of the equity securities described in Item 1.01 issued by the Company are incorporated herein. The issuance of the notes set forth herein were made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the notes was an accredited investor.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated January 8, 2015, with LG Capital Funding, LLC

10.2	Convertible Redeemable Note, dated January 8, 2015, with LG Capital Funding, LLC

10.3	Securities Purchase Agreement, dated January 13, 2014, with Adar Bays, LLC

10.4	Convertible Redeemable Note, dated January 13, 2014 with Adar Bays, LLC

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORTHINGTON ENERGY, INC.

Date February 18, 2015	By: /s/ CHARLES VOLK
Charles Volk
Chief Executive Officer